Exhibit 10.2

MEMBER SUPPORT AGREEMENT

MEMBER SUPPORT AGREEMENT, dated as of November 20, 2020 (this “Agreement”), by and among GigCapital2, Inc., a Delaware corporation (“GigCapital2”), and certain of the members of Cloudbreak Health, LLC, a Delaware limited liability company (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Member” and, collectively, the “Members”).

WHEREAS, GigCapital2, Cloudbreak Health Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GigCapital2 (“Merger Sub”), and the Company propose to enter into, concurrently herewith, a Business Combination Agreement in the form attached hereto as Exhibit B (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of GigCapital2; and

WHEREAS, as of the date hereof, each Member owns of record the number of Common Units of the Company and Series A Preferred Units of the Company as set forth opposite such Member’s name on Exhibit A hereto (all such Common Units and Series A Preferred Units and any Common Units and Series A Preferred Units of which ownership of record or the power to vote is hereafter acquired by the Members prior to the termination of this Agreement being referred to herein as the “Units”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Each Member, by this Agreement, with respect to such Member’s Shares, severally and not jointly, hereby agrees to vote, at any meeting of the members of the Company, and in any action by written consent of the members of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), all of such Member’s Units held by such Member at such time (a) in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA and (b) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated. Each Member acknowledges receipt and review of a copy of the BCA.

2. Termination of LLC Agreement, Related Agreements. Each Member, by this Agreement, with respect to such Member’s Units, severally and not jointly, hereby terminates, subject to and effective immediately prior to the Closing under the BCA (provided that all Terminating Rights (as defined below) between the Company or any of its subsidiaries and any other holder of Company capital stock shall also terminate at such time), that certain (a) First Amended and Restated Limited Liability Company Agreement, dated as of February 1, 2016, by and among the Company and the members of the Company named therein (as amended, modified or supplemented, the “LLC Agreement”) and (b) if applicable to Member, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to members of the Company (the “Terminating Rights”) between Member and the Company, but excluding, for the avoidance of doubt, any rights such Member may have that relate to any commercial or employment agreements or arrangements between such Member and the Company or any subsidiary, which shall survive in accordance with their terms.

3. Transfer of Units. Each Member severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Units or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another member of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Units; provided, that the foregoing shall not prohibit the transfer of the Units to an affiliate of Member, but only if such affiliate of such Member shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

4. No Solicitation of Transactions. Each of the Members severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction in violation of the BCA. Each Member shall, and shall direct its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Transaction (other than the transactions contemplated by the BCA) to the extent required by the BCA. If any Member receives any inquiry or proposal with respect to an Alternative Transaction, then such Member shall promptly (and in no event later than twenty-four (24) hours after such Member become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits such Member from considering such inquiry or proposal.

5. Representations and Warranties. Each Member severally and not jointly, represents and warrants to GigCapital2 as follows:

(a) The execution, delivery and performance by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Units (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if such Member is an entity, conflict with or result in a breach of or constitute a default under any provision of such Member’s governing documents.

(b) As of the date of this Agreement, such Member owns exclusively of record and has good and valid title to the Units set forth opposite the Member’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company’s certificate of formation and (iv) the LLC Agreement, and as of the date of this Agreement, such Member has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Member does not own, directly or indirectly, any other Shares.

(c) Such Member has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Member.

6. Termination. This Agreement and the obligations of the Members under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time, (b) the termination of the BCA in accordance with its terms and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

7. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

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(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to GigCapital2, to it at:

GigCapital2, Inc.
1731 Embarcadero Rd., Suite 200
Palo Alto, CA 94303
Attention:	Dr. Raluca Dinu, Chief Executive Officer
Dr. Avi Katz, Chairman of the Board
Email:	raluca@gigcapitalglobal.com; avi@gigcapitalglobal.com

with a copy to:

DLA Piper LLP (US)
555 Mission Street
Suite 2400
San Francisco, CA 94105
Attention:	Jeffrey Selman; John Maselli
Email:	jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

If to a Member, to the address or email address set forth for Member on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and GigCapital2’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Member shall be liable for the breach by any other Member of this Agreement.

(f) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

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(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) At the request of GigCapital2, in the case of any Member, or at the request of the Members, in the case of GigCapital2, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Member until after such time as the BCA is executed and delivered by the Company, GigCapital2 and Merger Sub.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(k).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GIGCAPITAL2, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer

Signature Page to Member Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARTTI IN THE USA, LLC
By: Kayne Partners Fund III, L.P.
its Managing Member

By:	/s/ Nathan Locke
Name:	Nathan Locke
Title:	Authorized Member of its General Partner

Address:	1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Email:

Signature Page to Member Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JAMES B. EDWARDS

By:	/s/ James B. Edwards
Name:
Title:

Address:

Email:

Signature Page to Member Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IRV EDWARDS, M.D.

By:	/s/ Irv Edwards
Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WILLIAM M. HANNAN

By:	/s/ William M. Hannan
Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ANDREW PANOS

By:	/s/ Andy Panos
Name:
Title:

Address:

Email:

EXHIBIT B

Business Combination Agreement

[see attached]